UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2024
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Amprius Technologies, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-41314	98-1591811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Page Ave Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 425-8803
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AMPX	The New York Stock Exchange
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	AMPX.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On October 23, 2024, Amprius, Inc. (“Amprius Holdings”), which was the majority stockholder of Amprius Technologies, Inc. (the “Company”), voluntarily liquidated and dissolved. In connection therewith, Amprius Holdings distributed to its stockholders on a pro rata basis an aggregate of 57,195,926 shares of the Company’s common stock (“Common Stock” and, such distribution, the “Liquidating Distribution”). As a result of the Liquidating Distribution, Amprius Holdings ceased to be the majority stockholder of the Company.

In connection with the liquidation and dissolution of Amprius Holdings, the Company assumed from Amprius Holdings the outstanding options to purchase shares of Amprius Holdings’ Class A common stock (the “Holdings Options” and, each such option, a “Holdings Option”) granted under the Amprius, Inc. 2008 Stock Plan (the “2008 Plan”) and the Amprius, Inc. Second Equity Incentive Plan (the “Second Plan”, the Second Plan together with the 2008 Plan, the “Plans” and each, a “Plan”; such assumption, the “Option Assumption”), in exchange for Amprius Holdings contributing 5,500,000 shares of Common Stock to the Company and Amprius Holdings agreeing to reimburse the Company’s expenses incurred in connection with the Option Assumption. The Option Assumption was approved by a committee of the Company’s Board of Directors (the “Board”) comprised of solely independent and disinterested directors.

As a result of the Option Assumption, each Holdings Option became an option to purchase a number of shares of Common Stock (collectively, the “Assumed Options”), and the terms of the Holdings Options, including the number of shares of Common Stock underlying the Assumed Option and the exercise price, were adjusted in a manner that was designed to comply with the requirements of U.S. Internal Revenue Code treasury regulation relating to equity grant assumptions. Each of the Plans have terminated and no additional awards will be granted under either Plan. The Assumed Options will continue to be governed by the terms of the applicable Plan and grant agreement.

The Assumed Options relate to the issuance of up to an aggregate of 7,043,587 shares of Common Stock and have a weighted average exercise price of $2.10 per share. As of October 23, 2024 and following the Option Assumption and the cancellation of the shares contributed by Amprius Holdings, the Company had 105,838,789 shares of Common Stock outstanding.

In connection with the Option Assumption, each member of Amprius Holdings’ board of directors that will receive shares of Common Stock in the Liquidating Distribution (including Donald R. Dixon and Dr. Wen Hsieh, each a member of the Board) and his respective investment vehicle(s) entered into six-month lock-up agreement in respect of 50% of the shares of Common Stock such person or entity received in the Liquidating Distribution (the “Lock-up Agreement”). The Lock-up Agreement relates to an aggregate of 9,808,223 shares of Common Stock. Any waivers or early termination of such lock-up restrictions must be approved by a majority of the Board’s independent and disinterested directors and will be granted pro rata to the other signatories of the Lock-up Agreement.

In connection with the Liquidating Distribution, the following executive officers of the Company received shares of Common Stock as set forth below.

Name	Number of Shares of Common Stock Distributed(1)
Jonathan Bornstein	133,536
Dr. C. Ionel Stefan	52,962
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(1)Excludes shares of Common Stock underlying options that were assumed in the Option Assumption.

The table below sets forth the Assumed Options that the Company’s executive officers and directors hold.

Option Holder Name	Expiration Date	Exercise Price ($)	Number of Shares of Common Stock Underlying Assumed Option (1)
Dr. Kang Sun	12/14/2026	$0.98	202,934
	03/15/2027	$0.62	41,653
	12/12/2027	$0.62	208,265
	01/02/2029	$2.44	208,264
	09/17/2030	$2.50	967,539
	12/15/2031	$3.68	1,974,502
	09/26/2034	$0.78	1,171,476
Jonathan Bornstein	03/17/2025	$0.98	3,471
	03/15/2027	$0.62	27,768
Dr. C. Ionel Stefan	03/17/2025	$0.98	3,471
	03/15/2027	$0.62	41,653
	12/15/2031	$3.68	139,613
Dr. Steven Chu	12/12/2027	$0.62	173,554
	09/26/2034	$0.78	173,554

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(1)All Assumed Options are fully vested.

Copies of the 2008 Plan, the Second Plan and the Lock-up Agreement are attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.01 with respect to the Option Assumption and the Assumed Options is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Amprius, Inc. 2008 Stock Plan and form of option award agreement thereunder (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-4 (File No. 333-272466)
10.2	Amprius, Inc. Second Equity Incentive Plan and form of option award agreement thereunder
10.3*	Lock-Up Agreement, dated as of October 23, 2024, by and among Amprius Technologies, Inc. and the other parties thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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* Certain schedules and exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). A copy of any omitted schedule or exhibit will be finished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPRIUS TECHNOLOGIES, INC.

Date: October 23, 2024	By:	/s/ Sandra Wallach
Name: Sandra Wallach
Title: Chief Financial Officer